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                                                                   EXHIBIT 10.17

                                    SUBLEASE

THIS SUBLEASE made as of the 14th day of January, 2000.

BETWEEN:

                      MACDONALD DETTWILER
                      SPACE AND ADVANCED
                      ROBOTICS LTD.
                      (hereinafter called the "SUBLESSOR")

                                     - and -

                      REQUISITE TECHNOLOGY, INC.
                      (hereinafter called the "SUBLESSEE");

WHEREAS by a lease (the "HEAD LEASE") dated July 31, 1991, a copy of which the Sublessee has reviewed, between the Sublessor as lessee and Pala Holdings Limited (the "HEAD LANDLORD") as lessor, the Head Landlord leased to the Sublessor certain premises, part of which form the subject matter of this sublease.

                             ARTICLE I - BASIC TERMS

BASIC TERMS       1.0 Witnesseth that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Sublessee to be paid, observed, and performed, the Sublessor doth demise and lease unto the Sublessee a portion of the Premises (as defined in the Head
                  Lease) at 9445 Airport Road, Brampton, with such portion comprising the second floor of the West Tower containing approximately 28,445 square feet of rentable space (the
                  "Demised Premises") on the terms described in the following sections:

                  1.1 Address of Demised Premises: 9445 Airport Road, Brampton.

                  1.2 Rentable Area of Demised Premises: means the square footage of the Demised Premises calculated by the Sublessor's architect or surveyor based upon applicable BOMA standards.

                  1.3 Term: 5 years, 4 months, 0 days, commencing on the Term Commencement Date.

                  1.4 Term Commencement Date: The date that the Sublessor has delivered notice to the Sublessee that it has substantially completed the Sublessor's Work set out in Section 7 of an agreement to sublease between Sublessor and Sublessee dated December 22, 1999 (the "Agreement to Sublease"), currently estimated to be on or about February 29, 2000.

                  1.5 Renewal Option: None


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                  1.6 Gross Rent: $16.50 per rentable square foot per annum, with escalations as set out in Sections 3.4 herein. The Sublessee shall not be required to pay Gross Rent during the first four months of the Term.

                  1.7 Deposit: $156,447.50, on account of the 5th, 6th, 13th and 14th month's Gross Rent.

                  1.8 Use of Demised Premises: Any use permitted by the Head Lease.

                  1.9 The foregoing Basic Terms are hereby approved by the parties and each reference in this sublease agreement to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable paragraphs and schedules of the sublease where such Basic Terms are more fully set forth.

                                ARTICLE II - TERM

LEASE TERM        2.0 To have and to hold the Demised Premises for and during the Term set out in Paragraph 1.3, unless such Term shall be sooner terminated as herein provided.

OVERHOLDING       2.1 If at the expiration of the Term of this sublease the
                  Sublessee shall hold over with or without the consent of the Sublessor, the tenancy of the Sublessee thereafter shall, in the absence of written agreement to the contrary, be from month to month only at a rental per month equal to one-tenth of the Gross Rent payable for the year immediately preceding such expiration, payable monthly in advance on the first day of each lease month and shall be subject to all other terms and conditions of this sublease. The Sublessee expressly acknowledges and agrees that the Head Lease terminates
                  December 1, 2011 and the Sublessee shall be responsible for and shall indemnify the Sublessor with respect to all rents, costs, claims and damages whatsoever payable to the Head
                  Landlord resulting from such overholding.

PEACEABLE
SURRENDER         2.2 The Sublessee shall, at the expiration or sooner
                  determination of the Term, peaceably surrender and yield up unto the Sublessor the Demised Premises with all appurtenances thereto in good and substantial repair and condition in accordance with the provisions of the Head Lease and this sublease and shall surrender all keys for the Demised Premises to the Sublessor at the place then fixed for the payment of rent and shall inform the Sublessor of all combinations of all locks, safes and vaults, if any, in the Demised Premises. The
                  Sublessee's obligation to observe and perform the provisions of this subsection shall survive the expiration or sooner determination of this sublease.


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                            ARTICLE III - GROSS RENT

GROSS RENT        3.0 Yielding and paying therefor yearly and every year during the said Term unto the Sublessor the sums set out in Section
                  1.5 of lawful money of Canada to be paid without any abatement or deduction for any reason whatsoever in advance in equal monthly installments on the first day of each and every month during the said Term to the Sublessor, the first of such payments to be made on the first day of the Term, together with additional rent herein reserved. If the Term commences on any day other than the first, or ends on any day other than the last day of a calendar month, rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata.

PAY RENT 3.1 The Sublessee shall, during the Term, pay unto the Sublessor the Gross Rent and additional rent hereby reserved in the manner hereinbefore provided.

INTENTIONALLY
DELETED           3.2 [INTENTIONALLY DELETED]


TAXES 3.3 The Sublessee shall pay to Sublessor an amount equal to any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Sublessor with respect to rent or any other costs, charges or expenses payable by the Sublessee to the Sublessor under this sublease, or in respect of the rental of space under this sublease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise (herein called "Taxes"), it being the intention of the parties that the Sublessor shall be fully reimbursed by the Sublessee with respect to any and all Taxes at the full tax rate applicable from time to time in respect of the rent or the rental of space, without reference to any tax credits available to the Sublessor. The amount of the Taxes so payable by the Sublessee shall be calculated by the Sublessor in accordance with the applicable legislation or in the same manner set out in the Head Lease, as the circumstances require, and shall be paid to the Sublessor in the case of goods and services tax at the same time as the Gross Rent is paid, and in the case of any other taxes provided herein at least fifteen days prior to the date that the Sublessor is obliged to remit same. Despite any other provision in this sublease, the amount payable by the Sublessee under this paragraph shall be deemed not to be rent, but the Sublessor shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this sublease.

GROSS RENT FOR
2000 BASE YEAR
AND ESCALATIONS   3.4 Gross Rent shall include base year 2000 realty taxes,
                  utilities, waste disposal and insurance components for which Sublessor is responsible to the Head Landlord as set out in the Head Lease. The base year 2000 amount in respect of realty taxes, utilities consumption, waste disposal and insurance is estimated to be $8.50 per square foot. The Sublessor shall provide the Sublessee with appropriate documentation to verify the actual amount as soon as the actual amount can be verified. The Sublessee shall be responsible for any amounts in excess of the base year 2000 amount in respect of realty taxes, utilities, waste disposal and insurance. The Sublessee shall be


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                  responsible to provide its own janitorial services, to
                  maintain and repair the Demised Premises, and to be responsible for the costs to repair any damage caused by the Sublessee or those for whom the Sublessee is in law responsible. The Sublessee shall not otherwise be responsible for the maintenance and repair of the Building and shall not otherwise be required to contribute to the cost and expenses relating to same.

GENERAL
PROVISIONS
RESPECTING
PAYMENT 3.5 Nothing contained in this sublease shall suspend or delay the payment of any rent at the time it becomes due and payable. The Sublessee agrees that the Sublessor may, at its option, apply any sums received against any amounts due and payable under this sublease in such manner as the Sublessor sees fit. If any amount of rent is in arrears it shall bear interest at a rate equivalent to four (4) percent per annum in excess of the prime lending rate of the Royal Bank of Canada Main Branch, Toronto, Ontario. All amounts payable by the Sublessee to the Sublessor in accordance with this sublease shall be deemed to be rent, save and except as otherwise expressly provided herein. Any payment required to be made by any provision of this sublease shall be made in lawful money of Canada to the Sublessor at the address set out in paragraph
                  12.1 herein, or such other address as may be provided pursuant to such paragraph 12.1. The Sublessee hereby expressly waives in favour of the Sublessor any benefits or rights granted by the Landlord and Tenant Act R.S.O. 1990, and amendments thereto permitting or which may permit the Sublessee to claim or effect any setoff in whole or in part of any debt due to the Sublessee from the Sublessor against the rental reserved hereby.

                  ARTICLE IV - PROVISIONS RESPECTING HEAD LEASE

SUBLESSEE TO
OBSERVE AND
PERFORM
HEAD LEASE
OBLIGATIONS
OF SUBLESSOR      4.0 The Sublessee agrees to be bound by the terms of the
                  Head Lease as if it were the lessee thereunder, and, subject to the provisions of Section 3.4 herein, (the "First
                  Exception") to make any and all payments to the Sublessor as the Sublessor is required to make to the Head Landlord or to any third party under the Head Lease including, for greater certainty, such amounts as required under the Head Lease as may be owing under the Head Lease as additional rent or other like amounts, and to perform each and every covenant, agreement and obligation of the Sublessor to be observed, made and performed therein (save and except for payment of Basic
                  Rent thereunder, (the "Second Exception") (collectively the
                  First Exception and Second Exception being referred to here in as the "Exception")). The Sublessee agrees to execute a covenant in favour of the Head Landlord forthwith upon request by the Sublessor to do so, agreeing to be bound by all of the covenants, terms and obligations of the Sublessor in the Head
                  Lease (save and except for the Exception). The Sublessee shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Head Lease or rights of the Sublessor as tenant under the Head Lease to be endangered, cancelled, terminated, forfeited or surrendered, or which would or might cause the Sublessor to be in default thereunder or liable for any damage, claim or penalty. In the event that there is any conflict between the provisions of this sublease and the provisions of the Head Lease, then the provisions of the Head Lease shall prevail.


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ROLE OF
SUBLESSOR
RESPECTING
HEAD LEASE        4.1 The Sublessor shall have no duty to perform any
                  obligations of the Head Landlord and shall under no circumstances be responsible or liable to the Sublessee for any default, failure or delay on the part of the Head Landlord in the performance of any obligations under the Head Lease, nor shall such default of the Head Landlord affect this sublease or waive or defer the performance of any of Sublessee's obligations hereunder provided, nevertheless, that in the event of any such default or failure of performance by Head Landlord, Sublessor agrees, upon written notice from the Sublessee, to make demand upon the Head Landlord to perform its obligations under the Head Lease. For greater certainty, the Sublessee shall acquire no rights herein with respect to any options or rights granted by the Head Landlord to the Sublessor under the Head Lease.

                        ARTICLE V - ASSIGNMENT AND SUBLET

ASSIGNING OR
SUBLETTING        5.0 The Sublessee shall not assign or sublet the Demised
                  Premises or any part thereof or any of its rights or interest in and to this sublease without the prior written consent of the Sublessor, which consent may not be unreasonably withheld, and without the prior written consent of the Head Landlord pursuant to the terms of the Head Lease.

CHANGE IN
CONTROL OF
SUBLESSEE         5.1 Any change in control in law or in fact of the Sublessee as determined by the Sublessor, acting reasonably, shall be deemed, for the purposes hereof, to be an assignment of this sublease.

EXTENDED
MEANING OF
ASSIGNMENT
AND SUBLET        5.2 The terms "assignment" and "sublet" herein shall mean and include the mortgaging or encumbering of this sublease by the Sublessee of its interest herein or the parting with or sharing of possession of all or any part of the Demised
                  Premises, or any combination thereof, other than in respect of bone fide third party financing provided to the Sublessee by a party with whom the Sublessee deals at arm's length. An assignment shall be construed so as to include an assignment or transfer by operation of law.

SUBLESSEE
REMAINS LIABLE    5.3 The consent of the Sublessor to any assignment or sublet shall not relieve the Sublessee from its obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. The Sublessor may collect rent from the assignee, subtenant or transferee of possession and apply the net amount collected to the rent and other amounts payable herein, but no such collection shall be deemed a waiver of the Sublessee's obligations herein. Any request for consent of the Sublessor by the Sublessee respecting an assignment or sublet shall be accompanied by such information as the Sublessor shall reasonably request, including without limitation, a copy of the proposed assignment or sublease. All expenses incurred by the Sublessor in connection with the review of such request shall be the responsibility of the Sublessee and shall be paid forthwith upon demand.


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                                ARTICLE VI - USE

USE COMPLIANCE    6.0 In addition to the Basic Terms respecting use herein the
                  Sublessee shall comply with all requirements of all laws, orders, ordinances, rules and regulations of any federal, provincial, regional or municipal authority or other governmental body, tribunal or commission having jurisdiction.
                  The Sublessee covenants that it will not use or permit to be used any part of the Demised Premises for any dangerous, noxious or offensive trade or business and it will not cause or maintain any nuisance, in, at or on the Demised Premises.

                       ARTICLE VII - REPAIRS, MAINTENANCE,
                           REPLACEMENT AND ALTERATIONS

CONDITION OF
PREMISES 7.0 The Sublessee agrees that there is no promise, representation or undertaking by or binding upon the Sublessor with respect to the present condition of the Demised Premises.

ALTERATIONS       7.1 It is understood and agreed that no alterations,
                  improvements or additions may be made to the Demised Premises by the Sublessee unless the same shall comply with all laws, ordinances and requirements of any and all Federal, Provincial, Municipal and/or other authorities and of the Insurers' Advisory Organization or any body having similar functions and unless the Sublessee shall first obtain the written consent of the Sublessor and, if required by the Head
                  Lease, the consent of the Head Landlord to the plans and specifications for any such changes. All alterations, decorations, additions, replacements or improvements
                  (collectively, the "Leasehold Improvements") to the Demised
                  Premises made by the Sublessee, or made by the Sublessor, or any other Leasehold Improvements made by the Sublessor or on the Sublessee's behalf, shall immediately become the property of the Sublessor or, if required by the terms of the Head
                  Lease, the property of the Head Landlord, without compensation therefor to the Sublessee on the expiration of the Term or any earlier determination of the sublease, save that the Sublessee shall, at the Sublessor's request, if required by the Head
                  Lease, at the termination or earlier determination of this sublease, remove such of the Leasehold Improvements so requested and return the Demised Premises to its original condition, all at its own cost and expense.

REMOVE TRADE
FIXTURES 7.2 The Sublessee shall, at the expiration or earlier determination of the Term if so required by the Head Lease, or by the Sublessor, at its sole cost and expense, remove all or such portion so requested of its trade fixtures installed in the Demised Premises, and promptly make good any damages caused to the Demised Premises by such installation or removal.

                 ARTICLE VIII - INSURANCE, RELEASE AND INDEMNITY

INSURANCE         8.1 The Sublessor shall provide the insurance coverages
                  contemplated to be taken out by the Lessee in the Head Lease and the Sublessee shall pay escalations as contemplated in section 3.4 herein.


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                  The Sublessee covenants that nothing will be done or omitted to be done whereby any policy of insurance taken out by the Head Landlord, the Sublessor or Sublessee shall be cancelled or the rate increased or the Demised Premises rendered uninsurable. All proceeds of insurance respecting the Demised Premises against property damage shall be paid in accordance with the terms of the Head Lease, or if the Head Lease does not address distribution of such proceeds of insurance, then in accordance with the damage and destruction provisions contained in Article IX herein. All insurance policies required herein shall provide cross-liability coverage and for waiver of subrogation in favour of the Sublessor and all other companies respectively owned, operated or controlled by or affiliated to the Sublessor. Receipts for satisfactory evidence establishing the payment of premiums in respect of each of the said insurance policies required herein shall be delivered to the Sublessor at least ten (10) days before the same become due.

INDEMNITY         8.2 The Sublessee shall indemnify and save wholly harmless the
                  Sublessor of and from all losses, liabilities, damages, fines, suits, claims, demands, and actions of every kind or nature to which the Sublessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Sublessee of any covenant, term or provision herein or under the Head Lease or by reason of any injury, death, damage to property or accident resulting from, occasioned to or suffered by any person or persons or any property by reason of or arising from the occupancy or use by the Sublessee of the Demised Premises, including without limitation any act, omission, neglect or default on the part of the Sublessee or any of its agents, employees, or other person or persons for whom the Sublessee is in law responsible, such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the term of this sublease shall survive any termination of this sublease, anything in this sublease to the contrary notwithstanding.

RELEASE OF
LIABILITY
FOR INDIRECT
DAMAGES 8.3 Under no circumstances shall the Sublessor be liable for direct, indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance of any covenants of the Sublessor or Head Landlord.

RELEASE OF
LIABILITY FOR
LOSS, INJURY
OR DAMAGE         8.4 The Sublessor shall not be liable for (a) any death or injury to the Sublessee or others arising from or out of any occurrence in, upon, at or relating to the Demised Premises or
                  (b) damage to property of the Sublessee or others located on the Demised Premises, or (c) any loss or damage to any property of the Sublessee or others from any cause whatsoever, including, without limiting the generality of the foregoing, any injury or damage to persons or property resulting from fire, electrical matters, explosion, steam, water, rain, snow or gas, or (d) any damage caused by anything done or omitted by the Sublessor or by any other occupant of the Demised
                  Premises, or (e) any claim in connection with any injury, loss or damage to the Sublessee or others arising out of the security services in force or the lack thereof in the Demised
                  Premises from time to time, and the Sublessee hereby so releases the Sublessor from all liabilities, fines, suits, claims, demands, costs and actions of any kind or nature whatsoever to which the Sublessor might otherwise be liable for in that regard.


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                       ARTICLE IX - DAMAGE AND DESTRUCTION

                  9.0 The Sublessor and Sublessee agree that the provisions in the Head Lease with respect to damage and destruction shall apply mutatis mutandis to the sublease, save and except for greater certainty the obligations of the Head Landlord shall remain the obligations of the Head Landlord for the purposes of this sublease, and the obligations of the Sublessor shall become the obligations of the Sublessee with respect to this sublease, the intent being that the Sublessor shall have no obligations to repair or reconstruct with respect to damage and destruction of the Demised Premises, provided however any rights to terminate in favour of the Sublessor set out in the Head Lease shall be exercised or non-exercised, as the case may be, at the sole direction of the Sublessor.

               ARTICLE X - DEFAULT, EARLY TERMINATION AND REMEDIES

SUBLESSOR MAY
PERFORM
SUBLESSEE'S
COVENANTS         10.1 If the Sublessee is in default of any of its covenants, obligations or agreements under this sublease (other than its covenant to pay rent) and (i) in cases of no emergency such default shall have continued for a period of ten (10) consecutive days after written notice by the Sublessor to the Sublessee specifying with reasonable particularity the nature of such default and requiring the same to be remedied (or, if by reason of the nature thereof, such failure cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, if the Sublessee shall fail to proceed promptly to cure the same or shall thereafter fail to prosecute the curing of such failure with due diligence); or (ii) without notice or any curative period if in the reasonable exercise of the Sublessor's judgment an emergency exists; the Sublessor, without prejudice to any other rights which it may have with respect to such default, may (but shall not be obligated to) remedy such default and the cost thereof (together with an administration overhead of 15% of such costs) together with interest thereon as provided in paragraph 3.5 herein from the date such cost was incurred by the Sublessor until paid shall be treated as additional rent and added to the rent due on the next succeeding date on which Gross Rent is payable and such amount shall thereupon become due and payable as rent in addition to the regular payment of Gross Rent then due. The Sublessor shall be subrogated to the extent of such payment to all rights, remedies and priorities of the payee to the extent of the amount paid by the Sublessor to remedy such default.

RE-ENTRY          10.2  Provided that when:

                  (a) the Sublessee shall be in default in the payment of any rent, whether lawfully demanded or not, and such default shall continue for a period of ten (10) consecutive days after written notice by the Sublessor to the Sublessee; or

                  (b) the Sublessee shall be in default of any of its covenants, obligations or agreements under this sublease (other than its covenant to pay rent) and such default shall have continued for a period of ten (10) consecutive days after written notice by the Sublessor to the Sublessee specifying with reasonable particularity the nature of such


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                                      -9-


                        default and requiring the same to be remedied (or, if by reason of the nature thereof, such failure cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, if the Sublessee shall fail to proceed promptly to cure the same or shall thereafter fail to prosecute the curing of such failure with due diligence); or

                  (c) any property of the Sublessee has been sold under a valid writ of execution, or the Sublessee shall have made an assignment or proposal for the benefit of creditors, or shall make any assignment or proposal or have had a receiving order made against it under the Bankruptcy and Insolvency Act, or becoming bankrupt or insolvent shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatever, legislative or otherwise, shall have been taken with a view to the compromising of debts or liabilities, winding up, dissolution or liquidation of the Sublessee, or if a receiver of any of the Sublessee's goods or chattels has been appointed, or any of the Sublessee's goods and chattels have been seized or taken in execution or attachment, or the Sublessee shall make any assignment for the benefit of creditors or give any Bill of Sale without complying with the Bulk Sales Act (Ontario); or

                  (d) any insurance policy is cancelled or not renewed by any insurer by reason of any particular use or occupation of the Demised Premises; or

                  (e) the Demised Premises shall have been abandoned, or have become vacant or shall have remained unoccupied for a period of twenty-one (21) consecutive days while the same are suitable for use by the Sublessee without the consent of the Sublessor, which consent shall not be unreasonably withheld;

                             then, and in any of such cases, the then current month's rent together with the rent for the three
                             (3) months next ensuing shall immediately become due and payable, and at the option of the Sublessor the Term shall become forfeited and void, and the Sublessor without notice or any form of legal process whatever may forthwith re-enter the Demised Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. Such forfeiture shall be wholly without prejudice to the right of the Sublessor to recover arrears of rent and damages for any antecedent breach of the covenants, obligations or agreements of the Sublessee under this sublease. Notwithstanding any such forfeiture, the Sublessor may subsequently recover from the Sublessee damages for loss of rent suffered by reason of this sublease having been prematurely determined and it may recover from the Sublessee all damages it may incur with respect thereto, including the cost of recovering the Demised Premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent for the remainder of the Term over the then reasonable rental value of the Demised Premises for the remainder of the


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                                      -10-


                             Term, all of which rent shall be immediately due and payable from the Sublessee to the Sublessor. For greater certainty, with respect to the calculation of rent for the purposes of determining accelerated rent pursuant to paragraph 10.1 herein, or the six month rental amount calculated pursuant to a lease repudiation proposal pursuant to the Bankruptcy and Insolvency Act, such rental shall include both Gross Rent and additional rent herein reserved, and shall be equal to the greater of (i) the Gross Rent and additional rent applicable to the next ensuing portion of the term from the effective date of such accelerated rent or lease repudiation determination; or (ii) in the event that during such period of time, a rental concession or reduction is occurring, including without limitation a free rent or reduced rent situation, then the Gross Rent and Additional Rent that would have been applicable had no such rent concession or reduction been in effect for any part of such time.

LANDLORD MAY
RE-LET            10.3 If the Sublessor does not exercise its option under
                  Section 10.1 hereof to terminate this sublease it may nevertheless in the events set out in Section 10.1 hereof from time to time, re-enter the Demised Premises without terminating this sublease, make such alterations and repairs as may be necessary in order to re-let the Demised Premises, and re-let the Demised Premises or any part thereof as agent for the Sublessee for such period or periods (which may extend beyond the Term) and at such rental or rentals and upon such other terms and conditions as the Sublessor in its sole discretion may deem advisable. Upon each such re-letting all rentals received by the Sublessor from such re-letting shall be applied, first, to the payment of any indebtedness other than rent due from the Sublessee to the Sublessor; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and solicitors' fees and of the costs of alterations and repairs performed in connection with such re-letting; third, to the payment of rent due and unpaid; and the residue, if any, shall be held by the Sublessor and applied in payment of future rent as the same may become due and payable. The Sublessee shall pay to the Sublessor the amount by which the rent received from such re-letting during any month during the Term is less than the rent payable during that month by the Sublessee. Notwithstanding any such re-letting without termination, the Sublessor may at any time thereafter elect to terminate this sublease. No such re-entry or taking of possession by the Sublessor shall be construed as an election on its part to terminate this sublease unless, at the time of or subsequent to such re-entry or taking of possession, a written notice of such intention has been given to the Sublessee or unless the termination thereof be decreed by a court of competent jurisdiction.

RIGHT TO
DISTRAIN 10.4 The Sublessee waives and renounces the benefit of any present or future statute purporting to limit or qualify the Sublessor's right to distrain and agrees with the Sublessor that if any of the events set out in Section 10.1 hereof shall occur the Sublessor, in addition to the other rights reserved to it, shall have the right to enter the Demised Premises as agent of the Sublessee either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatever on the Demised Premises, save and except any such goods and chattels which are owned by any occupiers of the Demised Premises other than the Sublessee, and to sell the same at public or private sale without notice and apply the proceeds of such sale on account of the rent or in satisfaction of the breach of any covenant, obligation or agreement of the Sublessee under this sublease and the Sublessee shall remain liable for the deficiency, if any. In case of removal by the Sublessee of the goods or chattels of the Sublessee from the Demised Premises, the Sublessor may follow the same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act, R.S.O. 1990, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same.

RIGHTS
CUMULATIVE        10.5 The rights and remedies given to the Sublessor in this sublease are distinct, separate and cumulative, and no one of them, whether or not exercised by the Sublessor shall be deemed to be in exclusion of any other rights or remedies provided in this sublease or by law or in equity.

     ` All rights and powers reserved to Sublessor may be exercised by either Sublessor or its duly authorized agents or representatives.

ACCEPTANCE
OF RENT-
NON-WAIVER        10.6 No receipt of monies by the Sublessor from the Sublessee after the cancellation or termination of this sublease in any lawful manner shall reinstate, continue or extend the Term, or affect any notice previously given to the Sublessee or operate as a waiver of the right of the Sublessor to enforce the payment of rent then due or thereafter falling due or operate as a waiver of the right of the Sublessor to recover possession of the Demised Premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of a notice to cancel this sublease and the expiration of the time therein specified, and after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Demised Premises, the Sublessor may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Demised Premises or at the election of the Sublessor on account of the Sublessee's liability hereunder.

EARLY
TERMINATION       10.7 At the option of the Sublessor, to be exercised by notice in writing to the Sublessee, this sublease shall terminate in the event of early termination, if any, of the Head Lease.

                     ARTICLE XI - STATUS OF DEMISED PREMISES

"AS IS"
"WHERE IS"        11.1 The Sublessee acknowledges and agrees that it has leased the Demised Premises on an "as is, where is" basis and that the Sublessor has no responsibility or liability with respect to the state of repair or condition of the Demised Premises or with respect to any defects or deficiencies therein, save and except that in accordance with paragraph 4.1 herein the Sublessor agrees, upon written notice from the Sublessee, to make demand upon the Head Landlord to perform its obligations under the Head Lease.

                              ARTICLE XII - GENERAL

NET LEASE         12.0 The Sublessee hereby acknowledges, confirms and agrees that save and except with respect to the gross rent aspect of this Lease set out in Section 3.4 herein, it is the intention of the parties that this sublease shall be a completely carefree net sublease for the Sublessor, and that the Sublessor shall not be responsible during the Term of this sublease for any loss, charges, expenses and outlays of any nature or kind whatsoever arising from or relating to the Demised Premises or the contents thereof (save as expressly provided herein) and the Sublessee shall pay all such charges, impositions and expenses of every kind and nature relating to the Demised Premises, and covenants with the Sublessor accordingly. The Sublessee further acknowledges and agrees that the Sublessor shall have all rights and remedies as against the Sublessee in respect of this sublease as though the Sublessor were the landlord named in the Head Lease, and the Sublessee was the tenant named in the Head Lease, mutatis mutandis, save and except with respect to Basic Rent.

NOTICES 12.1 Any notice herein provided for or given hereunder if given by the Sublessee to the Sublessor or vice versa shall be in writing and shall be sufficiently given if delivered, sent by facsimile or if mailed in Canada by registered mail, postage prepaid to the Sublessor at 9445 Airport Road, Brampton, Ontario, Fax: (905) 790-4476, and to the Sublessee at 9445 Airport Road, 2nd Floor, Brampton, Ontario, Fax: (303) 474-2211. Any notice delivered personally or sent by facsimile shall be deemed to be received when delivered or transmitted respectively. Any notice mailed as aforesaid shall be conclusively deemed to have been given on the fourth business day following the day on which such notice is mailed as aforesaid. Either the Sublessor or the Sublessee may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. The word "notice" in this paragraph shall be deemed to include any request, demand, direction or statement in writing in this lease provided or permitted to be given by the Sublessor to the Sublessee or by the Sublessee to the Sublessor.

NO CHANGES
OR WAIVERS        12.2 No assent or consent to changes in or waiver of any of this indenture in spirit or letter shall be deemed or taken as made unless the same be done in writing and attached to or endorsed hereon by the Sublessor and/or Sublessee, as the case may be.

MARGINAL
NOTES 12.3 The marginal notes in this sublease form no part of this sublease and shall be deemed to have been inserted for convenience of reference only.

INTERPRETATIONS   12.4 Unless the context otherwise requires, the word
                  "Sublessor" wherever it is used herein shall be construed to include and shall mean the Sublessor, its successors and/or assigns, and the word "Sublessee" shall be construed to include and shall mean the Sublessee, its heirs, executors, administrators, successors and/or assigns and when there are two or more Sublessees or two or more persons bound by the Sublessee's covenants herein contained, their obligations hereunder shall be joint and several, the word "Sublessee" and the personal pronoun "it" relating thereto and used therewith shall be read and construed as Sublessees, and "his", "her", "its" or "their" respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agree with the said word or pronoun or substituted.

LAWS 12.5 This sublease shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

LANDLORD AND
TENANT
RELATIONSHIP      12.6 No provision of this sublease is intended to nor creates a joint venture or partnership or any other similar relationship between the Sublessor and Sublessee, it being agreed that the only relationship created by this sublease is that of landlord and tenant.

PLANNING ACT      12.7 It is an express condition of this sublease that the
                  provisions of section 50 of the Planning Act of Ontario, 1990, R.S.O. and amendments thereto be complied with.

REGISTRATION      12.8 The Sublessee shall have the right to register notice of the sublease on the title to the lands, subject to the prior written consent of the Head Landlord if required pursuant to the Head Lease, and subject to prior written approval by the Sublessor acting reasonably, as to the terms of the notice.

SURVIVAL OF
TENANT'S
COVENANTS         12.9 All agreements, covenants and indemnifications in this sublease made by the Sublessee shall survive the expiration or earlier termination of this sublease, anything to the contrary in this sublease notwithstanding.

CONSTRUCTION
LIENS 12.10 If any construction or other liens or order for the payment of money shall be filed against the Demised Premises by reason or arising out of any labour or material furnished to the Sublessee or to anyone claiming through the Sublessee, the Sublessee shall, within 15 days after notice to the Sublessee of the filing thereof, cause the same to be discharged by bonding, deposit, payment, court order or otherwise. The Sublessee shall defend all suits to enforce such liens or orders, whether against the Sublessee or Sublessor, or the Head Landlord, at the Sublessee's sole expense. The Sublessee hereby indemnifies the Sublessor against any expense or damage as a result of such liens or orders.

ENTIRE
AGREEMENT         12.11 There are no covenants, representations, warranties, agreements, or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this sublease or the Demised Premises save as expressly set out in the sublease and this sublease constitutes the entire agreement between the Sublessor and the Sublessee relating to the landlord and tenant relationship created herein, (and supersedes the Agreement to Sublease save and except Section 7
                  (Sublessor's Work) and Section 6(c) (Commissions) therein and may not be amended or modified except by subsequent agreement in writing of equal formality executed by the Sublessor and the Sublessee.

ARBITRATION       12.12 In the event of any dispute arising respecting this
                  sublease, either party may by notice in writing require that the dispute be arbitrated in accordance with the terms herein.
                  Within fifteen (15) days of delivery of the notice requiring arbitration, the parties shall in good faith attempt to agree upon one arbitrator, and if so agreed, such arbitrator shall be the sole arbitrator. In the event the parties do not so agree, within fifteen (15) days thereafter, each party shall provide written notice to the other of the one arbitrator chosen by them, and the two arbitrators thus chosen shall select within fifteen (15) days after the selection of the later of them, a third arbitrator, and the dispute shall be settled by the award of the three arbitrators of a majority of them. The arbitration shall be conducted in accordance with the provisions of the Arbitrations Act (Ontario).

EXPANSION
OPTION AND
RIGHT OF FIRST
REFUSAL 12.13 (a) The Sublessee shall have the option to sublease the entire third floor of the Building (approximately 22,940 square feet) by delivery of written notice to the Sublessor on or before September 1, 2000, failing which the option to sublease shall become null and void. In the event the option to sublease is validly exercised, this Sublease shall be amended to include the entire third floor on the same terms and conditions as in respect of the Demised Premises, except there shall be no gross free rent period. The commencement date in respect of subleasing of the third floor shall be the Third Floor Commencement Date (being the date that the Sublessor has delivered notice to the Sublessee that it has substantially completed the Sublessor's Work applicable to and in respect of the third floor, intended to be approximately 60 days from the date of exercise of this option to sublease). The term of this Sublease, including the Demised Premises and the third floor premises, shall be automatically extended by one year from the date otherwise determined pursuant to
                  Section 1.4 herein.

                  (b) At any time during the Sublessee's occupancy of the Demised Premises, and provided that the Sublessee has exercised the option to sublease the entire third floor of the Building and is in occupation of such premises, in the event that the Sublessor intends to sublease contiguous space to the Demised Premises as determined in the sole discretion of the Sublessor from time to time (the "Subject Premises") then prior to making or soliciting offers to sublease the Sublessor shall send an offer to sublease (the "Offer") to the Sublessee setting out an offer to the Sublessee to sublet the Subject Premises at then current market rental rates and upon such other market terms and conditions as are acceptable to the Sublessor. The Sublessee shall have a period of ten business days from the receipt of the Offer to notify the Sublessor in writing in the event that the Sublessee desires to sublease the Subject Premises (the "Acceptance") upon the same terms and conditions as contained in the Offer including, without limitation, delivery of the deposit, if any, required by the Offer. In the event that the Sublessee shall send an Acceptance in accordance with the provisions of this subparagraph, then the Sublessee shall be obligated to sublease the Subject Premises upon the same terms and conditions as are contained in the Offer. In the event that the Sublessee shall have failed to have sent the Acceptance within such time period, the herein right of first offer shall be forever extinguished.

SECURITY AND
ACCESS 12.14 The Sublessor shall provide security passes or other security access mechanisms for use by the Sublessee to permit entry into the Building at a designated entry point and access to and from the Demised Premises. The Sublessee shall comply with the Sublessor's reasonable security protocols from time to time. The Sublessee acknowledges that the Sublessee shall be responsible for its own security system in respect of the Demised Premises. The Sublessee acknowledges that the Sublessor requires the necessary security clearances in order to have the right of entry for emergency, inspection and other appropriate reasons for entry into the Demised Premises. The Sublessee shall have access to the Building and the Landlord shall provide heating, ventilation and air conditioning to the Subleased Premises 24 hours a day, seven days per week.

ACCESS TO
ELECTRICAL
ROOM ON 2ND
FLOOR 12.15 The Sublessor shall permit the Sublessee access to the main electrical room on the 2nd floor on a supervised basis.

COMMON
AREAS 12.16 To the extent the Sublessor maintains certain areas in the Building as common areas that can be accessed by the Sublessor and the Sublessee, namely the cafeteria and sitting area, the fitness area, the change room and the training conference room, all on the main floor, subject to availability, the Sublessee shall have the right to use the training conference room or the cafeteria for Sublessee only sponsored events upon at least two business days prior written request to the Sublessor, provided the Sublessee complies with all reasonable rules and regulations relating to such use, including without limitation the execution by the Sublessee and by users of the fitness area of appropriate waivers and releases in respect of such usage.

PARKING 12.17 The Sublessee shall be entitled during the sublease to free surface parking in the south parking lot at a ratio of 4 spaces per 1,000 square feet subleased.

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first above written.

For and on behalf of                        For and on behalf of

REQUISITE TECHNOLOGY, INC.                  MACDONALD DETTWILER SPACE AND
                                            ADVANCED ROBOTICS LTD.


Per: /s/ K J CUNNINGHAM                      Per: /s/ H. MAKIM
     -------------------------------             -------------------------------


Per:  VP & Chief Financial Officer           Per:
      1/14/2000
     -------------------------------             -------------------------------